SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 28,
1999

BELMONT BANCORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


OHIO                            0-12724         34-1376776
(STATE OF       	(COMMISSION FILE NO.)	(I.R.S. EIN)
INCORPORATION)

325 MAIN STREET
BRIDGEPORT, OH  43912
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(740)-695-3323
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITME 5. OTHER EVENTS

THE FOLLOWING ARE RECENT PRESS RELEASES ISSUED BY THE
CORPORATION.

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                      Belmont Bancorp.
            325 Main St.  Bridgeport, Ohio  43912

                        Press Release

                         For additional information contact:
                          J. Vincent Ciroli Jr., President &
                                     Chief Executive Officer
                                       Belmont National Bank
                                              (740) 695-3323
For release May 14, 1999

SUBJECT:  BANK COMPLETES STUDY

ST. CLAIRSVILLE, OHIO-Belmont Bancorp., parent company of Belmont National Bank, announced that it has completed its initial investigation into the circumstances surrounding the closing of Schwartz Homes, Inc., New Philadelphia, Ohio. Schwartz Homes was a large commercial customer of the Bank and many Schwartz Homes customers were consumer customers of Belmont National Bank. With Schwartz's closure many Belmont National Bank consumer customers were left in the middle of their construction process. Belmont has endeavored over the past few weeks to work with these consumers and others for a quick resolution to this situation. Because of other secured creditors, and the nature of the collateral, the priority interest in this collateral remains in question. Currently the Bank and other secured parties are working with a receiver to resolve any disputes.

According to J. Vincent Ciroli, Jr., President and CEO of
Belmont Bancorp. and Belmont National Bank, when current management discovered potential problems with the Schwartz credits, they reported the situation to the Bank's primary regulator, the Office of the Comptroller of the Currency.
Management has conducted a review of both the Schwartz commercial and consumer credits and has determined to restate fiscal 1998 earnings to reflect the impact of Schwartz-related credits that were booked in prior periods.
Belmont expects to report a restated net loss for fiscal
1998 of approximately $1.9 million or $0.37 loss per share.
Additionally, the Company expects to report a net loss for the first quarter of 1999 of approximately $2.6 million.
Mr. Ciroli stated that a claim has been filed with the Company's fidelity bond carrier seeking restitution.

Jane Marsh, the Company's Chief Financial Officer, stated that Belmont National Bank and Belmont Bancorp. remain adequately capitalized according to the applicable regulatory standards. Additionally, according to Ms. Marsh, the Company expects to announce first quarter results during the week of May 17, 1999.

Certain statements in this release contain forward looking information. These statements are subject to certain risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the current statements.

Belmont Bancorp. stock trades in the Small Cap Market of Nasdaq under the symbol BLMT.

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
                      Belmont Bancorp.
            325 Main St.  Bridgeport, Ohio  43912

                        Press Release

                         For additional information contact:
                          J. Vincent Ciroli Jr., President &
                                     Chief Executive Officer
                                       Belmont National Bank
                                              (740) 695-3323
For release May 19, 1999

SUBJECT:  BANK RELEASES RESULTS OF STUDY AND REPORTS
FINANCIAL RESULTS

ST. CLAIRSVILLE, OHIO-Belmont Bancorp., parent company of Belmont National Bank, announced it is continuing its efforts to help consumers resolve disputes with manufactured home retailer Schwartz Homes, Inc., New Philadelphia, Ohio. Schwartz Homes unexpectedly closed its doors on April 27, 1999, leaving hundreds of its customers in the middle of their construction process. In addition to assisting with finalizing home purchases and deliveries, Belmont continues attempts to contact and interview all affected bank customers. Because of other secured creditors and the nature of the collateral, the priority interest in this collateral remains in question. Currently the bank and other secured parties are working with a receiver to resolve any disputes.

According to J. Vincent Ciroli, Jr., President and CEO of Belmont Bancorp. and Belmont National Bank, when current management discovered potential problems with the Schwartz credits, Belmont reported the situation to the bank's primary regulator, the Office of the Comptroller of the Currency. Bank Management has conducted a review of both the Schwartz commercial and consumer credits and has determined to restate fiscal 1998 earnings to reflect the impact of Schwartz-related credits that were booked in prior periods. Belmont last week reported a restated net loss for fiscal 1998 of $1.9 million or $0.37 loss per share. Additionally, Belmont is reporting a net loss for the first quarter of 1999 of $2.6 million or $0.50 loss per share. Belmont established an additional $8.0 million post tax provision for loan losses during the fourth quarter of 1998 and a $3.8 million post tax provision for loan losses during the first quarter of 1999 to reflect the impact of Schwartz Homes related credits. Mr. Ciroli stated that a claim has been filed with the Company's fidelity bond carrier seeking partial restitution.

This loss for the first quarter of 1999 compares to net income of $1,578,000, or $0.30 per share, for the comparative period last year. The loss before tax credit and securities gains totaled $4,225,000 for the three month period ended March 31, 1999, versus earnings before taxes of $1,849,000 for the comparative period last year. Annualized returns on average common equity were (46.79%) and 18.97% for the three months ended March 31, 1999 and 1998, respectively.

According to Mr. Ciroli, the Board of Directors has
suspended the payment of dividends until a clear indication
of a positive earnings stream and a certain capital level
has been achieved.   Additionally, the Board agreed to take
any future director fees in the form of stock rather than cash. W. Quay Mull, chairman of the Bank and the Holding
Company, stated, "As a vote of confidence in the viability and strength of our organization, we felt this was necessary."

Nonperforming assets as a percentage of total assets were 2.63% at March 31, 1999, compared to 0.21% at March 31, 1998. The ratio of nonperforming assets as a percentage of the allowance for loan losses was 166.76% at March 31, 1999, compared to 20.19% at March 31, 1998.

Total assets increased from $393.8 million at March 31, 1998 to $424.1 million at March 31, 1999, an increase of 7.68%.
Total deposits increased 4.03% from $283.5 million at March
31, 1998 to $295.0 million at March 31, 1999.

At March 31, 1999, the Tier 1 capital ratio was 8.23%, compared to 9.08% at December 31, 1998, as restated. The total Tier 1 and Tier 2 capital ratios were 9.48% at March 31, 1999, and 10.33% at December 31, 1998, as restated. The capital leverage ratio was 5.46% at March 31, 1999, compared to 5.94% at December 31, 1998, as restated.

Because of the Schwartz Homes situation, Belmont Bancorp. restated its 1998 results, reporting a net loss for 1998 of $1,919,000. Earnings for 1997 totaled $5,945,000. On a per share basis, 1998 and 1997 (loss)/earnings were ($0.37) on a restated basis and $1.13 respectively. Return on average common equity for the year was (5.76%), and return on average assets was (0.46%).

Net interest income for 1998 was $14.31 million, down 0.26%
from last year. The net interest margin was 3.87% in 1998 compared to 4.37% in 1997.

Non-interest income for the year totaled $3.966 million versus $2.809 million for 1997. Included in non-interest income was a gain on sale of the real estate totaling
$383,000 for the sale of the Jewett, Ohio branch office.
Gain on sale of securities equaled $1.338 million, compared to $799,000 for 1997. Non-interest expenses increased
$764,000 to $9.496 million.

Nonperforming assets for the year increased to 1.96% of total assets from 0.41% in 1997. Non performing assets as a percentage of allowance for loan losses was 156.61% compared to 38.20% in 1997. The allowance for possible loan loss as a percentage of total loans equaled 2.63%, versus 1.84% in 1997.

Certain statements in this release contain forward looking information. These statements are subject to certain risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the current statements.

Belmont National Bank has offices in Bellaire, Bridgeport,
Cadiz, Lansing, New Philadelphia, the Ohio Valley Mall, St.
Clairsville, Schoenbrunn and Shadyside, Ohio, and in the Woodsdale and Elm Grove areas of Wheeling, West Virginia.
Belmont Bancorp. stock trades in the Small Cap Market of NASDAQ under the symbol BLMT.


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